UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2015

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 13, 2015, a jury in state court in Maricopa County, Arizona, rendered a verdict (the “Verdict”) of $19.25 million against Landstar Ranger, Inc. in the matter of Bruno v. Landstar Ranger, Inc., in connection with a tragic vehicular accident that occurred on July 19, 2011, on US-93 north of Kingman, Arizona. The accident involved a tractor-trailer leased to Landstar Ranger, Inc., by a truck owner-operator. The truck had pulled off the highway due to mechanical issues and parked in a designated pull-off area. A pick-up truck driven by the decedent lost control while driving on the highway following a tire tread delamination while the decedent may have been engaged with his cell phone. The pick-up truck hit the right rear portion of the trailer of the tractor-trailer approximately 20 to 25 feet from the fog line of the highway. The accident occurred at approximately 2pm on a clear, dry day. The decedent’s wife, one of his daughters and two friends of the family were in the car at the time of the accident. As a result of the accident, the decedent’s wife, his daughter and one of the friends sustained non-life threatening injuries. In connection with the Verdict, the jury determined that Landstar Ranger, Inc. was responsible for 100% of the liability associated with the accident.

During the trial and prior to the Verdict, the parties entered into an agreement that, among other things, limited the Company’s financial exposure from the possibility of an adverse verdict to $4.5 million and all parties waived all appellate rights following the trial. As a result of the Verdict and the agreement with the plaintiffs, the Verdict will result in a pre-tax charge of $4.5 million, or approximately $0.06 per share, to the Company’s financial results from operations for the 2015 first quarter.

Based on knowledge of the facts and the analysis of outside counsel received in advance of the trial, the Company did not establish a specific case reserve with respect to this matter at the time of its 2015 first quarter mid-quarter update conference call on March 10, 2015. Accordingly, the earnings guidance stated on that call did not reflect the adverse financial impact of the Verdict on the Company’s financial results for the 2015 first quarter.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2014 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: March 16, 2015	/s/ L. Kevin Stout
L. Kevin Stout
Vice President and Chief Financial Officer